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                                                                    Exhibit 12.3


              ORANGE AND ROCKLAND UTILITIES, INC. AND SUBSIDIARIES

                       RATIO OF EARNINGS TO FIXED CHARGES
                       ----------------------------------
                               TWELVE MONTHS ENDED
                               -------------------
                             (Thousands of Dollars)


                                                                June
                                                                2001
                                                              -------
EARNINGS
        Net Income                                            $39,953
        Federal Income & State Tax                             26,661

        Total Earnings Before Federal and State Income Tax     66,614

FIXED CHARGES*                                                 28,487
                                                              -------
                    Total Earnings Before Federal and State
                       Income Tax and Fixed Charges           $95,100
                                                              =======



        * Fixed Charges

        Interest on Long-Term Debt                            $22,283
        Interest Component on lease Payment                     2,611
        Other Interest                                          3,593
                                                              -------

                    Total Fixed Charges                       $28,487
                                                              =======



        Ratio of Earnings to Fixed Charges                       3.34
                                                              =======